UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2011

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act.

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported by the filing of Form 8-K on April 20, 2011, the Amended and Restated Bylaws of Omega Healthcare Investors, Inc. became effective upon the conclusion of the Annual Meeting of Stockholders on June 2, 2011.  The Amended and Restated Bylaws were included as Exhibit 3.1 to Omega’s Form 8-K filed on April 20, 2011.

In addition, as previously reported by the filing of Form 8-K on April 20, 2011, the amendment to Omega’s Corporate Governance Guidelines to include a director resignation policy became effective upon the conclusion of the Annual Meeting.  The amended Corporate Governance Guidelines are available on Omega’s website at www.omegahealthcare.com.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 2, 2011, Omega Healthcare Investors, Inc. held its Annual Meeting of Stockholders.  At the Annual Meeting, there were present in person or by proxy 94,206,595 shares of Omega’s common stock, representing approximately 92.70% of the total outstanding eligible votes.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item 1: Election of Directors

	Votes Cast in Favor	Votes Withheld	Broker Non-Votes

Harold J. Kloosterman	84,191,247	710,740	9,304,608
C. Taylor Pickett	84,402,058	499,929	9,304,608

Item 2: Ratification of the selection of Ernst & Young LLP as Omega’s independent auditor

For	Against	Abstentions	Broker Non-Votes
93,742,638	368,745	95,212	0

Item 3: Advisory vote on the compensation of Omega’s executive officers

For	Against	Abstentions	Broker Non-Votes
84,246,549	496,689	158,749	9,304,608

Item 4: Advisory vote on the frequency of future advisory votes on executive compensation

Three Years	Two Years	One Year	Abstentions
22,128,149	434,850	62,211,468	127,520

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated:  June 3, 2011.                                                                By: /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer